Exhibit 99.1
Ranger Oil Corporation Reports Third Quarter Results
Exceeded high-end of sales volumes guidance with D&C capital expenditures within guidance
Closed additional bolt-on acquisitions and updated share repurchase progress
Declares dividend of $0.075/share
Increased full-year 2022 sales volumes outlook and updated D&C capital expenditure guidance

HOUSTON, November 2, 2022 (ACCESSWIRE) – Ranger Oil Corporation (“Ranger” or the “Company”) (Nasdaq:ROCC) today announced financial and operational results for the third quarter of 2022. A conference call and webcast to discuss the results is planned for 11 a.m. ET on November 3, 2022. Participation details can be found in this release.

Third Quarter Highlights:
•Exceeded high end of guidance for total sales volumes at 42.6 thousand barrels of oil equivalent per day (“Mboe/d”); crude oil sales exceeded the mid-point of guidance at 30.7 thousand barrels per day (“Mbbl/d”)
•Posted net income of $227.6 million and adjusted net income1 of $125.0 million
•Generated adjusted EBITDAX1 of $208.7 million and net cash provided by operating activities of $190.3 million
•Produced pro forma adjusted free cash flow1 of $57.8 million
•Drilling and completion (“D&C”) capital expenditures were in-line with guidance at $151.9 million, of which $3.4 million was associated with incremental capital due to D&C operations completed ahead of schedule
•Increased expectations for full-year total sales volumes to 41.1 - 41.5 Mboe/d and oil sales volumes to 29.4 - 29.7 Mbbl/d
•Year-to-date, Ranger closed eight transactions in the Eagle Ford totaling approximately $139 million, subject to customary post- closing adjustments. The transactions added 2 Mboe/d of low decline production, approximately 20,000 net acres, and over 60 identified gross drilling locations with further potential development opportunities being reviewed
•Including the future payment of the third quarter dividend declared today, approximately $80 million will have been returned to shareholders through Ranger’s share repurchase and dividend programs since May 2022. As of November 1, 2022, 5% of the Company’s total common stock outstanding, or about 2.1 million shares of Class A common stock, has been repurchased (average repurchase price: $34.73 per share)
•Continued strengthening of capital structure with a leverage ratio2 of approximately 0.75x at quarter end

“2022 is proving to be another incredible year for Ranger Oil,” said President and CEO, Darrin Henke. “Our team navigated a challenging macro-environment and has created significant long-term value for our shareholders. Our continued capital discipline and focus on high-return development drilling allowed us to generate significant free cash, expand our cash return framework and significantly strengthen our capital structure. In addition, we captured a number of accretive bolt-ons this year that deepened our inventory of top-tier development projects. In the third quarter, we again achieved higher than expected sales volumes with D&C capital expenditures within guidance and were able to increase our full-year sales volumes outlook.”

Henke continued, “As we turn to the fourth quarter, we have a number of exciting opportunities to continue Ranger’s strong trajectory of growing value per share, while simultaneously returning cash to shareholders and strengthening the balance sheet. At the beginning of the fourth quarter, in addition to our third rig, we were able to acquire significant additional working interest in upcoming pads immediately ahead of the drill bit as well as partner with a separate offset operator on a large shared pad development to maximize capital efficiency. These opportunities set Ranger up for a very strong start to 2023, where we expect to reach over 50 Mboe/d in the first half of the year.”

Third Quarter 2022 Financial and Operating Results

Ranger reported third quarter 2022 net income of $227.6 million. Adjusted net income1 was $125.0 million for the third quarter of 2022. Ranger posted adjusted EBITDAX1 of $208.7 million, net cash provided by operating activities of $190.3 million and generated pro forma adjusted free cash flow1 of $57.8 million during the quarter.

Exhibit 99.1
Total operating expenses for the third quarter of 2022 were $126.6 million, or $32.30 per boe. Lease operating expenses (“LOE”) for the third quarter of 2022 were $24.1 million, of which $2.7 million was due to incremental high rate of return workover activity anticipated to contribute to increased production in the fourth quarter of 2022 and beyond. Adjusted direct operating expenses1 were $58.6 million, or $14.94 per boe, in the third quarter of 2022 which consist of LOE, gathering, processing and transportation expenses (“GPT”), production and ad valorem taxes, and adjusted cash general and administrative expenses1 (“G&A”), excluding depreciation, depletion and amortization (“DD&A”) and significant special charges. A breakdown of operating expenses, as well as guidance for the remainder of the year, can be found in additional tables included in this release.
Total sales volumes for the third quarter of 2022 were above the high end of guidance at 42.6 Mboe/d (72% crude oil/87% liquids). Oil sales during the period were 30.7 Mbbl/d, above the mid-point of guidance.

Shareholder Return Program

Ranger has a well-defined framework to return cash to shareholders. Highlights are below:
•As of November 1, 2022, Ranger has repurchased approximately 2.1 million shares of its Class A common stock, or 5% of total equity outstanding, at an average price of approximately $34.73 per share. Total shares of common stock outstanding as of November 1, 2022 were approximately 41.6 million3.
•The Board declared a cash dividend for the third quarter of $0.075 per share of Class A common stock payable November 28, 2022 to Class A common stockholders of record as of the close of business on November 16, 2022.

2022 Outlook

With the recent decision to operate a third drilling rig through year-end 2022, the Company expects that its D&C capital expenditures for the fourth quarter will be $150 - $170 million, including approximately $25 million of capital expenditures related to non-operated development and higher working interests due to acquisitions in the fourth quarter as discussed above. Ranger’s decision to continue with a three rig program in 2023 will be based on the service cost environment, the rig’s performance, market conditions, and capital allocation plans for next year.
With continued strong performance from recent completions, the Company increased expectations for full-year sales volumes to 41.1 - 41.5 Mboe/d, which is 4% above midpoint of guidance provided in March 2022 of 39.75 Mboe/d.
The table below sets forth the Company’s updated operational and financial guidance for the fourth quarter and full-year 2022:

	Full Year 2022	4Q 2022
Total Sales Volumes (boe/d)	41,100 – 41,500	45,300 – 46,900
Oil Sales Volumes (bbl/d)	29,400 – 29,700	32,300 – 33,500

Direct Operating Expenses
LOE (per boe)	$5.48 - $5.62	$5.05 - $5.55
GPT expenses (per boe)	$2.50 - $2.61	$2.40 - $2.80
Ad valorem and production taxes (% of product revenue)	5.25% - 5.55%	5.25% - 5.75%
Adjusted Cash G&A expenses (per boe) [1]	$2.20 - $2.34	$2.35 - $2.85

Capital Expenditures (millions)
Total Drilling & Completion	$507 - $527	$150 - $170

Exhibit 99.1
Balance Sheet and Liquidity

As of September 30, 2022, Ranger had $400 million of senior unsecured notes and approximately $195 million drawn, net of cash, on its revolving credit facility.
The Company’s borrowing base under its revolving credit facility was recently increased to $950 million ($500 million of elected commitments), reflecting its ongoing growth in proved reserves and reduced leverage. This was the third announced increase year-to-date, totaling approximately 60%.

1 Adjusted EBITDAX, pro forma adjusted free cash flow, adjusted net income, net debt, LTM pro forma adjusted EBITDAX, adjusted direct operating expenses and adjusted cash G&A are non-GAAP supplemental financial measures. See the definitions and reconciliation to their most comparable GAAP measures within this release.
2 Leverage Ratio defined as net debt divided by LTM pro forma adjusted EBITDAX.
3 As of November 1, 2022, there were 41,639,237 shares of common stock outstanding, including 19,090,239 shares of Class A Common Stock and 22,548,998 shares of Class B Common Stock.

Conference Call and Webcast Details

A conference call to discuss third quarter financial and operating results is planned for 11 a.m. ET, Thursday, November 3, 2022. To participate in the call, please dial (844) 707-6931 (international: (412) 317-9248) approximately 10 minutes prior to the scheduled start time. For the webcast, please log in to Ranger’s website at least 15 minutes prior to the scheduled start time to download supporting materials and install necessary audio software.
A replay of the webcast (posted shortly after the call) will be available on the Company's website through November 10, 2022. The replay can be accessed by phone by dialing (877) 344-7529 (international (412) 317-0088) and entering passcode 6601669.

About Ranger Oil Corporation

Ranger Oil is a pure-play independent oil and gas company engaged in the development and production of oil, natural gas liquids (“NGLs”), and natural gas, with operations in the Eagle Ford shale in South Texas. For more information, please visit our website at www.RangerOil.com.

Cautionary Statements Regarding Guidance and Other Matters

The estimates and guidance discussed in this release are based on assumptions of current and future capital expenditure levels, prices for oil, NGLs, and natural gas, available liquidity, indications of supply and demand for oil, well results, and operating costs. This release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Further, expectations regarding the announced share repurchase program are subject to a variety of factors, including among other things, our earnings, liquidity, capital requirements, financial condition, management’s assessment of the intrinsic value of the Class A common stock, the market price of the Company’s Class A common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements and other factors deemed relevant. In connection with any dividend, Ranger’s operating subsidiary will also make a corresponding distribution to its common unitholders. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Exhibit 99.1
Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements generally include, words such as “anticipate,” “target,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “guidance,” “expects,” “consider,” “continues,” “project,” “intends,” “plans,” “believes,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could,” “focus” and variations of such words or similar expressions, including the negative thereof, to identify that they are forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: risks related to the acquisition of Lonestar and other completed acquisitions, including the risk that the benefits of the acquisitions may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues; the sustained market uncertainty with respect to, and volatility of, commodity prices for crude oil, NGLs, and natural gas; the impact of world health events, including the COVID-19 pandemic, and related economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing; our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; our ability to execute our business plan in volatile commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to realize expected operating efficiencies; our ability to meet guidance, market expectations and internal projections, including type curves; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; our ability to repurchase shares pursuant to our share repurchase program or declare dividends; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to convert drilling locations into reserves and production, if at all; the longevity of our currently estimated inventory; and other risks set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional Information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Exhibit 99.1
RANGER OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share, production and price data)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues and other
Crude oil	$262,537	$273,589	$127,995	$762,858	$326,222
Natural gas liquids	18,669	18,818	7,165	54,227	15,115
Natural gas	22,899	21,037	4,973	56,063	10,893
Total product revenues	304,105	313,444	140,133	873,148	352,230
Other operating income, net	985	1,047	928	2,888	2,085
Total revenues and other	305,090	314,491	141,061	876,036	354,315
Operating expenses
Lease operating	24,123	18,908	10,647	61,133	29,200
Gathering, processing and transportation	9,794	8,638	5,688	27,472	15,535
Production and ad valorem taxes	16,698	16,774	7,534	46,612	19,768
General and administrative	9,829	10,635	10,932	30,243	31,094
Depreciation, depletion and amortization	66,204	54,290	30,975	171,387	83,654
Impairments of oil and gas properties	—	—	—	—	1,811
Total operating expenses	126,648	109,245	65,776	336,847	181,062
Operating income	178,442	205,246	75,285	539,189	173,253
Other income (expense)
Interest expense, net of amounts capitalized	(13,160)	(11,038)	(10,582)	(34,895)	(21,282)
Gain (loss) on extinguishment of debt	—	—	—	2,157	(1,231)
Derivative gains (losses)	63,756	(44,942)	(21,084)	(149,073)	(119,679)
Other, net	599	82	(7)	757	(13)
Income before income taxes	229,637	149,348	43,612	358,135	31,048
Income tax expense	(2,052)	(1,308)	(549)	(3,171)	(410)
Net income	227,585	148,040	43,063	354,964	30,638
Net income attributable to Noncontrolling interest	(121,349)	(76,856)	(25,676)	(187,529)	(23,778)
Net income attributable to common shareholders	$106,236	$71,184	$17,387	$167,435	$6,860

Net income per share attributable to common shareholders:
Basic	$5.38	$3.41	$1.13	$8.14	$0.45
Diluted	$5.26	$3.33	$1.11	$7.97	$0.44

Weighted average shares outstanding:
Basic	19,741	20,887	15,319	20,573	15,298
Diluted	20,341	21,514	15,713	21,155	15,669

Exhibit 99.1
RANGER OIL CORPORATION
SELECTED OPERATING STATISTICS (UNAUDITED)
(in thousands, except per share, production and price data)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Total Sales Volume [1]
Crude oil (Mbbl)	2,822	2,502	1,879	7,752	5,179
NGLs (Mbbl)	584	512	263	1,597	713
Natural gas (MMcf)	3,092	2,926	1,211	8,829	3,367
Total (Mboe)	3,921	3,502	2,344	10,821	6,453
Average daily sales volume (boe/d) [1]	42,624	38,479	25,483	39,636	23,638

Realized Prices
Crude oil ($/bbl)	$93.03	$109.34	$68.10	$98.40	$62.99
NGLs ($/bbl)	$31.97	$36.77	$27.24	$33.96	$21.21
Natural gas ($/Mcf)	$7.41	$7.19	$4.11	$6.35	$3.23
Aggregate ($/boe)	$77.55	$89.51	$59.77	$80.69	$54.58

Realized Prices, including effects of derivatives, net [2]
Crude oil ($/bbl)	$83.14	$84.43	$57.15	$80.69	$52.08
NGLs ($/bbl)	$30.67	$35.10	$25.77	$32.95	$20.52
Natural gas ($/Mcf)	$4.26	$4.08	$3.44	$4.10	$3.01
Aggregate ($/boe)	$67.76	$68.87	$50.49	$66.02	$45.63

1    All volumetric statistics presented above represent volumes of commodity production that were sold during the periods presented. Volumes of crude oil physically produced in excess of volumes sold are placed in temporary storage to be sold in subsequent periods.
2    Realized prices, including effects of derivatives, net are non-GAAP measures. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures appear at the end of this release.

Exhibit 99.1
RANGER OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets	$213,127	$186,151
Net property and equipment	1,711,367	1,383,348
Other noncurrent assets	10,862	7,109
Total assets	$1,935,356	$1,576,608

Liabilities and equity
Liabilities
Current liabilities	$339,732	$268,882
Other noncurrent liabilities	27,635	36,966

Credit Facility	215,000	208,000
9.25% Senior Notes due 2026, net	388,214	386,427
Mortgage debt	—	4,309
Other debt	243	2,516
Total long-term debt, net	603,457	601,252
Equity
Common shareholders’ equity	446,337	323,532
Noncontrolling interest	518,195	345,976
Total equity	964,532	669,508
Total liabilities and equity	$1,935,356	$1,576,608

Exhibit 99.1
RANGER OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Cash flows from operating activities
Net income	$227,585	$148,040	$43,063	$354,964	$30,638
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on extinguishment of debt	—	—	—	(2,157)	1,231
Depreciation, depletion and amortization	66,204	54,290	30,975	171,387	83,654
Impairments of oil and gas properties	—	—	—	—	1,811
Derivative contracts:
Net (gains) losses	(63,756)	44,942	21,084	149,073	119,679
Cash settlements and premiums paid, net	(55,302)	(74,514)	(22,238)	(159,224)	(46,041)
Deferred income tax expense	2,020	865	379	2,164	130
Non-cash interest expense	770	871	563	2,441	1,742
Share-based compensation	1,354	2,049	971	4,327	4,179
Other, net	7	(5)	4	(180)	13
Changes in operating assets and liabilities, net	11,416	(11,489)	6,681	(33,613)	7,671
Net cash provided by operating activities	190,298	165,049	81,482	489,182	204,707

Cash flows from investing activities
Capital expenditures	(133,522)	(103,071)	(50,932)	(307,766)	(146,638)
Acquisitions of oil and gas properties	(83,808)	(45,976)	—	(129,784)	—
Deposits (paid) applied for the acquisitions of oil and gas properties	6,411	(6,411)	—	—	—
Proceeds from sales of assets, net	10,278	(34)	4	10,900	157
Net cash used in investing activities	(200,641)	(155,492)	(50,928)	(426,650)	(146,481)

Cash flows from financing activities
Proceeds from credit facility borrowings	240,000	193,000	—	483,000	20,000
Repayments of credit facility borrowings	(196,000)	(150,000)	(26,000)	(476,000)	(121,500)
Repayments of second lien term loan	—	—	(1,875)	—	(56,890)
Proceeds from 9.25% Senior Notes due 2026, net of discount	—	—	396,072	—	396,072
Repayments of acquired debt	(8,338)	(92)	—	(8,513)	—
Payments for share repurchases	(35,287)	(24,127)	—	(59,414)	—
Distributions to Noncontrolling interest	(1,691)	—	—	(1,691)	—
Dividends paid	(1,492)	—	—	(1,492)	—
Proceeds from redeemable common units	—	—	—	—	151,160
Proceeds from redeemable preferred stock	—	—	—	—	2
Transaction costs paid on behalf of Noncontrolling interest	—	—	—	—	(5,543)
Issuance costs paid for Noncontrolling interest securities	—	—	—	—	(3,758)
Withholding taxes for share-based compensation	(304)	(205)	(109)	(954)	(623)
Debt issuance costs paid	(651)	(41)	(1,567)	(805)	(3,397)
Net cash (used in) provided by financing activities	(3,763)	18,535	366,521	(65,869)	375,523
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,106)	28,092	397,075	(3,337)	433,749
Cash, cash equivalents and restricted cash – beginning of period	34,450	6,358	49,694	23,681	13,020
Cash, cash equivalents and restricted cash – end of period	$20,344	$34,450	$446,769	$20,344	$446,769

Exhibit 99.1
RANGER OIL CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.
Reconciliation of GAAP “Realized prices” to Non-GAAP “Realized prices, including effects of derivatives, net”
We present our realized prices for crude oil, natural gas and aggregate (including crude oil, NGLs and natural gas), as adjusted for the effects of derivatives, net as we believe these measures are useful to management and stakeholders in determining the effectiveness of our price-risk management program that is designed to reduce the volatility associated with our operations. Realized prices for crude oil, NGLs, natural gas and aggregate, as adjusted for the effects of derivatives, net, are supplemental financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). The following table presents the calculation of our non-GAAP realized prices for crude oil, NGLs, natural gas and aggregate, as adjusted for the effects of derivatives, net and reconciles to realized prices for crude oil, NGLs, natural gas and aggregate determined in accordance with GAAP:

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Realized crude oil prices ($/bbl)	$93.03	$109.34	$68.10	$98.40	$62.99
Effects of derivatives, net ($/bbl)	(9.89)	(24.91)	(10.95)	(17.71)	(10.91)
Crude oil realized prices, including effects of derivatives, net ($/bbl)	$83.14	$84.43	$57.15	$80.69	$52.08

Realized natural gas liquid prices ($/bbl)	$31.97	$36.77	$27.24	$33.96	$21.21
Effects of derivatives, net ($/bbl)	(1.30)	(1.67)	(1.47)	(1.01)	(0.69)
Natural gas liquid realized prices, including effects of derivatives, net ($/bbl)	$30.67	$35.10	$25.77	$32.95	$20.52

Realized natural gas prices ($/Mcf)	$7.41	$7.19	$4.11	$6.35	$3.23
Effects of derivatives, net ($/Mcf)	(3.15)	(3.11)	(0.67)	(2.25)	(0.22)
Natural gas realized prices, including effects of derivatives, net ($/Mcf)	$4.26	$4.08	$3.44	$4.10	$3.01

Aggregate realized prices ($/boe)	$77.55	$89.51	$59.77	$80.69	$54.58
Effects of derivatives, net ($/boe)	(9.79)	(20.64)	(9.28)	(14.67)	(8.95)
Aggregate realized prices, including effects of derivatives, net ($/boe)	$67.76	$68.87	$50.49	$66.02	$45.63
Effects of derivatives includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net realized settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, impairments of oil and gas properties, the effects of gains and losses on the sales of assets, (gain) loss on extinguishment of debt, acquisition, integration and strategic transaction costs, and organizational restructuring costs, including severance. We believe that non-GAAP adjusted net income provides meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands, except per share amounts)
Net income	$227,585	$148,040	$43,063	$354,964	$30,638
Adjustments for derivatives:
Net (gains) losses	(63,756)	44,942	21,084	149,073	119,679
Realized settlements, net [1]	(38,399)	(72,769)	(22,740)	(160,172)	(60,622)
Impairments of oil and gas properties	—	—	—	—	1,811
Gain on sales of assets, net	(8)	(10)	(3)	(206)	(7)
(Gain) loss on extinguishment of debt	—	—	—	(2,157)	1,231
Acquisition, integration and strategic transaction costs	521	435	2,680	2,699	7,335
Organizational restructuring costs, including severance	—	—	—	—	239
Income tax effect of adjustments	(908)	(240)	(13)	(95)	(933)
Adjusted net income [2]	$125,035	$120,398	$44,071	$344,106	$99,371

[1]	Realized settlements, net includes, as applicable to the period presented: (i) current period commodity and interest rate derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

[2]	Adjusted net income includes the adjusted net income attributable to noncontrolling interest for all periods presented.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX” - Actual
Adjusted EBITDAX represents net income (loss) before (gain) loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, integration and strategic transaction costs, and organizational restructuring costs, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Ranger Oil may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Ranger Oil’s results as reported under GAAP.

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands, except per unit amounts)
Net income	$227,585	$148,040	$43,063	$354,964	$30,638
Adjustments to reconcile to Adjusted EBITDAX:
(Gain) loss on extinguishment of debt	—	—	—	(2,157)	1,231
Interest expense, net	13,160	11,038	10,582	34,895	21,282
Income tax expense	2,052	1,308	549	3,171	410
Impairments of oil and gas properties	—	—	—	—	1,811
Depreciation, depletion and amortization	66,204	54,290	30,975	171,387	83,654
Share-based compensation expense	1,354	2,049	971	4,327	4,179
Gain on sales of assets, net	(8)	(10)	(3)	(206)	(7)
Adjustments for derivatives:
Net (gains) losses	(63,756)	44,942	21,084	149,073	119,679
Realized commodity settlements, net [1]	(38,399)	(72,292)	(21,768)	(158,757)	(57,771)
Adjustment for special items:
Acquisition, integration and strategic transaction costs	521	435	2,680	2,699	7,335
Organizational restructuring costs, including severance	—	—	—	—	239
Adjusted EBITDAX	$208,713	$189,800	$88,133	$559,396	$212,680
Net income per boe	$58.04	$42.28	$18.37	$32.80	$4.75
Adjusted EBITDAX per boe	$53.22	$54.20	$37.59	$51.70	$32.96

[1]
Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX” - Pro Forma
Adjusted EBITDAX represents net income (loss) before (gain) loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, integration and strategic transaction costs, and organizational restructuring costs, including severance. Pro Forma Adjusted EBITDAX is defined as Adjusted EBITDAX and includes the effects of acquisitions. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Ranger Oil may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Ranger Oil’s results as reported under GAAP.

	September 30, 2022		September 30, 2022
	LTM Actual	Acquisitions [1]	LTM Pro Forma [1]
	(in thousands, except per unit amounts)
Net income	$423,244	$79,978	$503,222
Adjustments to reconcile to Adjusted EBITDAX:
Loss on extinguishment of debt	5,472	—	5,472
Interest expense, net	46,774	—	46,774
Income tax expense	4,321	—	4,321
Depreciation, depletion and amortization	219,390	—	219,390
Share-based compensation expense	15,737	—	15,737
Gain on sales of assets, net	(208)	—	(208)
Adjustments for derivatives:
Net losses	166,393	—	166,393
Realized commodity settlements, net [2]	(191,727)	—	(191,727)
Adjustment for special items:
Acquisition, integration and strategic transaction costs	19,184	—	19,184
Organizational restructuring costs, including severance	128	—	128
Adjusted EBITDAX	$708,708	$79,978	$788,686
Net income per boe	$29.14	N/A	$30.82
Adjusted EBITDAX per boe	$48.80	N/A	$48.30

[1]
LTM Adjusted EBITDAX pro forma includes the impacts of the acquisitions that closed during the second and third quarters of 2022 to reflect the revenues and direct operating expenses associated with the incremental working interest we acquired in the Ranger-operated producing wells.

[2]
Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per boe”
Adjusted direct operating expenses and adjusted direct operating expenses per boe are supplemental non-GAAP financial measure that exclude certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per boe is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands, except per unit amounts)
GAAP Operating expenses	$126,648	$109,245	$65,776	$336,847	$181,062
Less:
Share-based compensation	(1,354)	(2,049)	(971)	(4,327)	(4,179)
Impairments of oil and gas properties	—	—	—	—	(1,811)
Depreciation, depletion and amortization	(66,204)	(54,290)	(30,975)	(171,387)	(83,654)
Total cash direct operating expenses	59,090	52,906	33,830	161,133	91,418
Special charges:
Acquisition, integration and strategic transaction costs	(521)	(435)	(2,680)	(2,699)	(7,335)
Organizational restructuring costs, including severance	—	—	—	—	(239)
Non-GAAP Adjusted direct operating expenses	$58,569	$52,471	$31,150	$158,434	$83,844
Operating expenses per boe	$32.30	$31.20	$28.06	$31.13	$28.06
Total cash direct operating expenses per boe	$15.07	$15.11	$14.43	$14.89	$14.17
Non-GAAP Adjusted direct operating expenses per boe	$14.94	$14.98	$13.29	$14.64	$12.99

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands, except per unit amounts)
GAAP General and administrative expenses	$9,829	$10,635	$10,932	$30,243	$31,094
Less: Share-based compensation	(1,354)	(2,049)	(971)	(4,327)	(4,179)
Special charges:
Acquisition, integration and strategic transaction costs	(521)	(435)	(2,680)	(2,699)	(7,335)
Organizational restructuring costs, including severance	—	—	—	—	(239)
Adjusted cash-based general and administrative expenses	$7,954	$8,151	$7,281	$23,217	$19,341
GAAP General and administrative expenses per boe	$2.51	$3.04	$4.66	$2.79	$4.82
Adjusted cash general and administrative expenses per boe	$2.03	$2.33	$3.11	$2.15	$3.00

Exhibit 99.1
Definition and Explanation of Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital. Adjusted Free Cash Flow is defined as net cash provided by operating activities (a GAAP measure), adjusted for: gains (losses) on extinguishment of debt, cash and deposits paid for acquisitions (net of cash acquired), cash paid for capital expenditures, cash proceeds from sales of assets, (discounts) premiums associated with proceeds of debt offerings, assumption (repayments) of acquired and other debt, proceeds from noncontrolling interests (net of transaction/issuance costs paid), share repurchases, dividends, withholding taxes for share-based compensation and debt issuance costs paid. Pro Forma Adjusted Free Cash Flow is defined as Adjusted Free Cash Flow and includes changes to beginning Net debt to incorporate the effects of the Lonestar Acquisition and distributions and dividends, share repurchases and cash and deposits paid for acquisitions. We believe Adjusted Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Adjusted Free Cash Flow and Pro Forma Adjusted Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022	Twelve Months Ended September 30, 2022
	(in thousands)
Net cash provided by operating activities:	$190,298	$489,182	$573,500
Gain on extinguishment of debt	—	2,157	2,157
Cash and deposits paid for acquisitions [1]	(77,397)	(129,784)	(118,775)
Cash paid for capital expenditures	(133,522)	(307,766)	(417,471)
Cash proceeds from sales of assets	10,278	10,900	10,903
Discounts associated with proceeds of debt offerings	—	—	(3,928)
Repayments of acquired and other debt	(8,338)	(8,513)	(260,370)
Cash paid for share repurchases	(35,287)	(59,414)	(59,414)
Cash paid for distributions to Noncontrolling interest	(1,691)	(1,691)	(1,691)
Cash paid for dividends	(1,492)	(1,492)	(1,492)
Withholding taxes for share-based compensation	(304)	(954)	(987)
Debt issuance costs paid	(651)	(805)	(11,775)
Adjusted Free Cash Flow	$(58,106)	$(8,180)	$(289,343)
Pro Forma changes in Net debt [2]	—	—	325,349
Cash paid for distributions to Noncontrolling interest	1,691	1,691	1,691
Cash paid for dividends	1,492	1,492	1,492
Cash paid for share repurchases	35,287	59,414	59,414
Cash and deposits paid for acquisitions	77,397	129,784	129,784
Pro Forma Adjusted Free Cash Flow	$57,761	$184,201	$228,387

[1]	Twelve months ended September 30, 2022 includes cash paid for acquisitions, net of cash of $11.0 million in connection with the Lonestar Acquisition.

[2]	Net debt at the beginning of the period has been adjusted for the net cash effects of the Lonestar Acquisition. See the following table for adjustments to Net debt.

Exhibit 99.1
Net Debt
Net debt is a non-GAAP financial measure that is defined as total principal amount of long-term debt, excluding unamortized discount and debt issuance costs, less cash and cash equivalents. Long-term debt excludes non-recourse mortgage debt assumed with the Lonestar Acquisition. The most comparable financial measure to Net debt under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
	Actual	Actual	Actual	Actual [3]	Pro Forma Adjusted [2,4]
	(in thousands)
Credit Facility	$215,000	$171,000	$208,000	$212,900	$212,900
9.25% Senior Notes due 2026	400,000	400,000	400,000	—	400,000
Second Lien facility, excludes unamortized discount and issue costs	—	—	—	143,110	143,110
Other debt [1]	—	—	2,157	—	—
Lonestar transaction [2]	—	—	—	—	(74,651)
Cash and cash equivalents	(20,344)	(34,450)	(23,681)	(50,697)	(50,697)
Net debt	$594,656	$536,550	$586,476	$305,313	$630,662

[1]	Other debt of $2.2 million was extinguished during the three months ended March 31, 2022.

[2]
Adjustments attributable to the Lonestar Acquisition and related debt repayments and hedge restructurings include (i) gross proceeds from the 9.25% Senior Notes due 2026 of $400 million less $3.9 million original issue discount, (ii) debt repayments totaling $392.7 million for the Second Lien Term Loan and Lonestar’s debt, (iii) hedge restructuring costs of $49.6 million and (iv) transaction expenses of $28.5 million.

[3]	Long-term debt used to calculate Net debt excludes the 9.25% senior unsecured notes and related funds which were held in escrow as restricted cash - noncurrent at September 30, 2021. Cash and cash equivalents at September 30, 2021 includes restricted cash - current.

[4]	Long-term debt used to calculate pro forma adjusted Net debt includes the 9.25% senior unsecured notes and related funds which were held in escrow as restricted cash - noncurrent at September 30, 2021. Cash and cash equivalents at September 30, 2021 includes restricted cash - current.

Contact
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@rangeroil.com